SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): March 19, 2007
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 19, 2007, The GEO Group, Inc. (the “Company”) entered into an underwriting agreement (the “Agreement”) with Lehman Brothers Inc. and Banc of America Securities LLC, for themselves and as representatives of the several underwriters named therein (the “Underwriters”), related to its follow-on public offering (the “Offering”) of 4,750,000 shares of the Company’s common stock, par value $0.01 per share, excluding an Underwriters’ over-allotment option (the “Option”) to purchase an additional 712,500 shares during the 30-day period following the Offering. The Underwriters agreed to purchase the shares from the Company pursuant to the Agreement at a price of $43.99 per share, exclusive of Underwriters’ discounts and commissions. As further discussed below, the Option was exercised by the Underwriters on March 21, 2007.
The shares were offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-141244). As further discussed below, the Offering closed on March 23, 2007.
The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.
Item 8.01. Other Events.
On March 20, 2007, the Company announced the pricing of the Offering. A copy of the Company’s press release relating to the pricing, dated March 20, 2007, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On March 23, 2007, the Company announced the closing of the Offering. Prior to the closing, the Underwriters exercised the Option. As a result, the Offering consisted of the sale of 5,462,500 shares of common stock at a price of $43.99 per share, for aggregate gross proceeds of approximately $240.3 million. The Company estimates that the net proceeds resulting from the Offering, after giving effect to the exercise by the Underwriters of the Option and deducting the Underwriters’ discounts and commissions and other estimated expenses, will be approximately $226.3 million. A copy of the Company’s press release relating to the closing, dated March 23, 2007, is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
c)	Exhibits
1.1	Underwriting Agreement, dated March 19, 2007, by and among the Company and Lehman Brothers Inc. and Banc of America Securities LLC, for themselves and as representatives of the several underwriters named therein.

99.1	Press Release of the Company, dated March 20, 2007

99.2	Press Release of the Company, dated March 23, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
March 23, 2007	By:	/s/ John G. O’Rourke
Date		John G. O’Rourke
Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

3